UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2013

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54947	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 21, 2013, American Realty Capital Trust IV, Inc. (the “Company”) announced that it has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) and RCS Capital (“RCS Capital”), a division of Realty Capital Securities, LLC (“RCS”), as its financial advisors to assist the Company in actively evaluating strategic alternatives consistent with its long-term business strategy. This engagement follows the recent close of the Company’s $1.75 billion publicly registered offering (including common stock reallocated from the Company’s distribution reinvestment plan).

The Company is sponsored by AR Capital, LLC (“ARC”) which is under common ownership with RCS and RCS Capital. ARC, RCS and RCS Capital and their affiliates provide investment, management, advisory, fund raising and other services to the Company for which they are paid fees and reimbursed for certain expenses from the Company. Certain executive officers of the Company are principals of ARC and RCS.

A copy of the press release announcing the Company’s engagement of Merrill and RCS Capital as strategic advisors is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: May 21, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors